UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

April 23, 2013
______________

DEVRY INC.
(Exact name of registrant as specified in its charter)
______________

Delaware	1-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3005 Highland Parkway Downers Grove, Illinois	60515
(Address of principal executive offices)	(Zip Code)

(630) 515-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On April 23, 2013, DeVry Inc. issued a press release announcing its fiscal 2013 third quarter operating results and March 2013 enrollment results at DeVry University, Chamberlain College of Nursing, DeVry Brasil and graduate coursetakers at DeVry University/Keller Graduate School of Management. Also announced were the Carrington Colleges Group enrollment results for the period ended March 31, 2013.  The full text of that press release is included in Exhibit 99.1 in this Form 8-K.

Forward Looking Statements

Certain statements contained in this Form 8-K and related press release, including those that affect DeVry’s expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Inc. or its management “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “foresees,” “intends,” “plans” or other words or phrases of similar import.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause DeVry’s actual results to differ materially from those projected or implied by these forward-looking statements.  Additional information regarding factors that could cause results to differ can be found in DeVry’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012, and quarterly reports on Form 10-Q for the fiscal quarters ended September 30, 2012 and December 31, 2012.

These forward-looking statements are based on information as of April 23, 2013, and DeVry assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Item 9.01	Financial Statements and Exhibits

99.1	Press Release dated April 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVRY INC.
(Registrant)

Date:	April 23, 2013	By:	/s/ Patrick J. Unzicker
Patrick J. Unzicker
Vice President, Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated April 23, 2013